                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT is made by and between Novel Experimental Technology, a California corporation ("EMPLOYER"), and David E. McCarty ("EMPLOYEE") as of July 22, 1997.

                                R E C I T A L S:

                  WHEREAS, EMPLOYER and EMPLOYEE wish to set forth in this Agreement the terms and conditions under which EMPLOYEE is to be employed by EMPLOYER.
                  NOW, THEREFORE, EMPLOYER and EMPLOYEE, in consideration of the mutual promises set forth herein, agree as follows:

                                    ARTICLE 1

                                TERM OF AGREEMENT

         1.1 TERM. The term of this Agreement shall commence on August 19, 1997 or such earlier date as the parties may agree, and shall continue until terminated pursuant to Article 6.

                                    ARTICLE 2

                                EMPLOYMENT DUTIES

         2.1 TITLE/RESPONSIBILITIES. EMPLOYEE shall serve as an employee of EMPLOYER and hold the positions of Chief Executive Officer and President of EMPLOYER, and shall have the powers and responsibilities consistent with such positions. Subject to the ultimate direction and management of EMPLOYER's Board of Directors, EMPLOYEE will have general charge of the management and operations of EMPLOYER. EMPLOYEE shall also perform all duties which from time to time are assigned to him by EMPLOYER's Board of

Directors, and shall provide the Board with periodic reports upon request.

         2.2 DIRECTORSHIP. EMPLOYEE agrees, if and when elected, to serve (at the pleasure of EMPLOYER's shareholders) as a Director on EMPLOYER's Board of Directors (and on such Board committees to which he may be appointed) at no additional compensation during the time he is an employee of EMPLOYER. It is understood that EMPLOYEE shall forthwith be elected to fill a newly-created seat on EMPLOYER's Board of Directors and shall, as long as he remains Chief Executive Officer and President, be included on management's slate of director nominees.

         2.3 FULL TIME ATTENTION. EMPLOYEE shall perform his duties hereunder in a diligent and professional manner and devote all of his business time and attention, best efforts, energy and skills to EMPLOYER during the time he is employed hereunder as Chief Executive Officer and President of EMPLOYER. During the term of this Agreement EMPLOYEE shall not without the express consent of EMPLOYER's Board of Directors serve or act as a shareholder (except passive holdings of less than 3% of the stock), employee, agent, consultant (except under the Consulting/Noncompete Agreement with Erie Scientific Company dated April 1997), officer, director (except as a director of Cromogen), partner, representative or owner of any other business entity, nor (if it would require more than an insubstantial amount of business time or attention) of any non-profit entity.

         2.4 COMPLIANCE WITH RULES. EMPLOYEE shall comply with all applicable governmental laws, rules and regulations and with all of EMPLOYER's policies, rules and/or regulations applicable to all employees of EMPLOYER.

                                 ARTICLE 3

                               COMPENSATION

         3.1 BASE SALARY. EMPLOYER shall pay (semi-monthly and in arrears) to EMPLOYEE a salary of $225,000 per annum.

         3.2 ADDITIONAL COMPENSATION (STOCK OPTIONS).

             (a) In addition to the salary provided in Section 3.1, EMPLOYER shall grant to EMPLOYEE as additional compensation for EMPLOYEE's services (but not for any capital-raising purposes or in connection with any capital-raising activities) an incentive stock option to purchase 600,000 shares of EMPLOYER Common Stock (the "Option Stock") under EMPLOYER's 1996 Stock Option/Stock Issuance Plan, with an exercise price equal to the fair market value per share of EMPLOYER Common Stock on the first day of the term of this Agreement, such option to vest 20% after completion of one year and then in equal daily installments over the following four years.

               (b) In connection with such stock options, EMPLOYEE hereby represents, warrants and acknowledges to EMPLOYER as follows:

                   (i) EMPLOYEE acknowledges that the purchase, if made, of the Option Stock involves a high degree of risk and further acknowledges that he can bear the economic risk of the acquisition of the Option Stock, including the total loss of his investment.

                    (ii) By reason of his business and financial experience, EMPLOYEE has the capacity to protect his own interests in this transaction and is acquiring the stock options and Option Stock (and would acquire the Option Stock) for his own account and not with a view to distribution.

                    (iii) EMPLOYEE understands that the stock options are being, and the Option Stock is being and would be, offered and sold to him in reliance on specific exemptions from the registration requirements of Federal and State securities laws and that EMPLOYER is relying upon the truth and accuracy of the representations, warranties, and acknowledgements of EMPLOYEE set forth herein in order to determine the applicability of such exemptions and the suitability of EMPLOYEE to acquire the stock options and the Option Stock.

                    (iv) EMPLOYEE understands that no Federal or State agency has passed on or made any recommendation or endorsement of the stock options and/or the Option Stock.

                    (v) EMPLOYEE understands that as a condition to exercising the stock options he must enter into the Shareholders' Agreement dated January 19, 1996 (as amended from time to time).

                (c) EMPLOYEE hereby agrees that, during the period of duration (not to exceed 180 days) specified by EMPLOYER and an underwriter of Common Stock or other securities of EMPLOYER, following the effective date of each respective registration statement of EMPLOYER filed under the Securities Act, he shall not, to the extent requested by EMPLOYER and such underwriter, directly or indirectly sell, offer to sell, contract to sell

(including, without limitation, any short sale), pledge, hypothecate, grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of EMPLOYER held by him at any time during such period. In order to enforce this Section 3.2(c), EMPLOYER may impose stop-transfer instructions with respect to the securities of EMPLOYEE (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         3.3 BONUS. In addition to the salary provided in Section 3.1, EMPLOYEE shall (a) against a target bonus of 30% of his fiscal 1998 salary, pro-rated for actual time employed, receive a bonus at the end of EMPLOYER's 1998 fiscal year equal to no less than 15% of his fiscal 1998 salary received from EMPLOYER, and
(b) beginning with EMPLOYER'S 1999 fiscal year, participate in a cash bonus plan giving him the opportunity to receive, in the discretion of EMPLOYER's Board of Directors, a bonus of up to 30% of annual salary upon achievement of targets established for him from year to year by EMPLOYER's Board of Directors in its discretion.

         3.4 RELOCATION. EMPLOYER shall, in connection with EMPLOYEE's relocation from Cupertino to San Diego, reimburse EMPLOYEE for closing costs (as are customarily borne by sellers in the Cupertino market) on the sale of his Cupertino house, the moving of his household goods, and two months' temporary lodging and a reasonable number of scouting trips for EMPLOYEE and his wife.

                                    ARTICLE 4

                                 OTHER BENEFITS

         4.1 FRINGE BENEFITS. EMPLOYEE shall be entitled during the term of his employment under this Agreement to all fringe benefits made available from time to time by EMPLOYER to its executives generally and/or its employees generally, including without limitation participation in EMPLOYER's employee stock ownership plan, 401(k) plan and group health insurance plan.

         4.2 EXPENSES. EMPLOYER shall reimburse EMPLOYEE, not less often than monthly, for reasonable out-of-pocket business expenses incurred by EMPLOYEE in the course of his duties hereunder, upon submission by EMPLOYEE of appropriate expense account reports and substantiating receipts.

         4.3 VACATION. EMPLOYEE shall be entitled to four weeks paid vacation per full year of service, in accordance with and subject to EMPLOYER's vacation accrual plan and accrual policies as they may be amended from time to time. EMPLOYEE acknowledges the "cap" on vacation accruals set forth in such plan and policies. In availing himself of such vacation EMPLOYEE shall reasonably take into consideration EMPLOYER's business interests.

                                    ARTICLE 5

                                FORMER EMPLOYMENT

         5.1 NO CONFLICT. EMPLOYEE represents and warrants that the execution and delivery by him of this Agreement, his employment by EMPLOYER and his performance of duties under this Agreement will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship, or any other contractual obligation, other than the Consulting/Noncompete Agreement with Erie Scientific Company dated April 1997.

         5.2 NO USE OF PRIOR CONFIDENTIAL INFORMATION. EMPLOYEE will not intentionally disclose to EMPLOYER or use on its behalf any confidential information belonging to any of his former employers, but during his employment by EMPLOYER he will use in the performance of his duties all information (but only such information) which is generally known and used by persons with training and experience comparable to his own or is common knowledge in the industry or otherwise legally in the public domain.

                                    ARTICLE 6

                                   TERMINATION

         6.1 TERM. The term of EMPLOYEE'S employment shall continue until terminated by either EMPLOYER or EMPLOYEE. Such termination of EMPLOYEE's employment shall be effected by written notification and may be effected at any time, with or without cause, for any reason or no reason.

         6.2 SEVERANCE. If this Agreement and/or EMPLOYEE's employment is terminated for cause, EMPLOYEE shall be entitled to no severance pay. (Payment of Section 4.2 expenses and accrued vacation time does not constitute severance pay.) If this Agreement and/or EMPLOYEE's employment is terminated other than for cause, EMPLOYEE shall be entitled, as severance pay, to the following benefit and no more: 12 months' salary at EMPLOYEE's then base salary rate (reduced by applicable tax withholding), to be paid on an ongoing semi-monthly basis.

         6.3      DEFINITION OF CAUSE.  "Cause" shall be defined to mean:

                  (a) Death;

                  (b) Voluntary resignation (other than because of Constructive Termination or a material breach by EMPLOYER of its obligations under this Agreement);

                  (c) EMPLOYEE's repudiation of this Agreement other than because of Constructive Termination;

                  (d) extended disability (defined as EMPLOYEE's inability to perform, with or without reasonable accommodation, the essential functions of his position for any 120 business days -- exclusive of vacation days taken -- within any continuous period of 150 business days by reason of physical or mental illness or incapacity);

                  (e) EMPLOYEE being convicted of a felony, or being convicted of a misdemeanor involving moral turpitude;

                  (f) EMPLOYEE's demonstrable fraud or dishonesty;

                  (g) EMPLOYEE's use of alcohol, drugs or any illegal substance in such a manner as to interfere with the performance of his duties under this Agreement;
                  (h) EMPLOYEE's intentional, reckless or grossly negligent action which causes material harm to the EMPLOYER, including any misappropriation or unauthorized use of EMPLOYER's property or improper use or disclosure of confidential information (but excluding any good faith exercise of business judgment);

                  (i) EMPLOYEE's intentional failure to perform material duties under this Agreement if such failure has continued for 45 days after EMPLOYEE has been notified in writing by EMPLOYER of the nature of EMPLOYEE's failure to perform; or

                  (j) EMPLOYEE's chronic absence from work for reasons other than illness or permitted vacation.

         6.4 DEFINITION OF CONSTRUCTIVE TERMINATION. A "Constructive Termination" shall occur when EMPLOYEE resigns within six (6) months of any one or more of the following events: (a) a material reduction in the level of his responsibilities or executive functions, (b) a reduction in his level of compensation including base salary, fringe benefits, and bonus entitlement by more than twenty-five percent (25%), or (c) a relocation of his place of employment to a location more than thirty-five (35) miles from the current offices of EMPLOYER.

         6.5 TERMINATION FOR CAUSE. Termination for cause shall be without prejudice to any other right or remedy to which EMPLOYER may be entitled at law, in equity, or under this Agreement.

                                    ARTICLE 7

                                   ARBITRATION

         7.1 FINAL AND BINDING ARBITRATION. Any controversy, claim or dispute between (a) a party to this Agreement, on the one hand, and (b) the other party to this Agreement and/or such second party's parents, subsidiaries or affiliates and/or any of their directors, officers, employees, agents, successors, assigns, heirs, executors, administrators, or legal representatives, on the other hand, arising out of, in connection with, or in relation to

(t) the interpretation, validity, performance or breach of this Agreement,
(u) EMPLOYEE's stock options and the underlying Option Stock, (v) EMPLOYEE's employment by EMPLOYER, (w) any termination of such employment, (x) any actions during or with respect to EMPLOYEE's work for EMPLOYER, (y) any claims for breach of contract, tort, or breach of the covenant of good faith and fair dealing, or (z) any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of EMPLOYEE's employment with EMPLOYER or its termination, shall, at the request of either party, be resolved to the exclusion of a court of law by binding arbitration in San Diego, California, in accordance with the Employment Dispute Resolution Arbitration Rules of the American Arbitration Association then in effect as expressly modified by Exhibit A hereto (but nonetheless the arbitration itself shall not be conducted under the auspices of such Association unless the parties shall expressly so agree). This paragraph shall not have the effect of diminishing the remedies to which EMPLOYEE may be due under any of such claims, but shall merely affect the forum in which such claims are made. Each of EMPLOYEE and EMPLOYER understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. The only claims NOT covered by this Section 7.1 are claims for benefits under the workers' compensation laws or claims for unemployment insurance benefits, which will be resolved pursuant to those laws.

                                    ARTICLE 8

                               GENERAL PROVISIONS

         8.1 GOVERNING LAW. This Agreement and the rights of the parties thereunder shall be governed by and interpreted under California law.

         8.2 ASSIGNMENT. EMPLOYEE may not delegate, assign, pledge or encumber his rights or obligations under this Agreement or any part thereof.

         8.3 NOTICE. Any notice required or permitted to be given under this Agreement shall be sufficient if it is in writing and is sent by registered or certified mail, postage prepaid, or personally delivered, to the following addresses, or to such other addresses as either party shall specify by giving notice under this section:

           TO EMPLOYER:              Chairman, Novel Experimental Technology
                                     11040 Roselle Street
                                     San Diego, CA  92121

               Copy to:              Hayden J. Trubitt
                                     Brobeck, Phleger & Harrison LLP
                                     550 West C Street, Suite 1300
                                     San Diego, CA  92101

           TO EMPLOYEE:              David E. McCarty
                                     21925 Hyannisport Drive
                                     Cupertino, CA  95014

         8.4 AMENDMENT. This Agreement may be waived, amended or supplemented only by an express writing signed by both of the parties hereto. To be valid, EMPLOYER's signature must be by a person specially authorized by EMPLOYER's Board of Directors to sign such particular document.

         8.5 WAIVER. No waiver of any provision of this Agreement shall be binding unless and until set forth expressly in writing and signed by the waiving party. To be valid, EMPLOYER's signature must be by a person specially authorized by EMPLOYER's Board of Directors to sign such particular document. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach of the same or any other term or provision, or a waiver of any contemporaneous breach of any other term or provision, or a continuing waiver of the same or any other term or provision. No failure or delay by a party in exercising any right, power, or privilege hereunder or other conduct by a party shall operate as a waiver thereof, in the particular case or in any past or future case, and no single or partial exercise thereof shall preclude the full exercise or further exercise of any right, power, or privilege. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.

         8.6 SEVERABILITY. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

         8.7 HEADINGS. Article and section headings are inserted herein for convenience of reference only and in no way are to be construed to define, limit or affect the construction or interpretation of the terms of this Agreement.

         8.8 DRAFTING PARTY. The provisions of this Agreement have been prepared, examined, negotiated and revised by each party hereto, and no implication shall be drawn and no provision shall be construed against either party by virtue of the purported identity of the drafter of this Agreement, or any portion thereof.

         8.9 NO OUTSIDE REPRESENTATIONS. No representation, warranty, condition, promise, understanding or agreement of any kind with respect to the subject matter hereof has been made by either party, nor shall any such be relied upon by either party, except those contained herein. There were no inducements to enter into this Agreement, except for what is expressly set forth in this Agreement.

         8.10 ENTIRE AGREEMENT. This Agreement, together with
EMPLOYER's standard Proprietary Information and Inventions Agreement, constitutes the entire agreement between the parties pertaining to the subject matter hereof and completely supersedes all prior or contemporaneous agreements, understandings, arrangements, commitments, negotiations and discussions of the parties, whether oral or written (all of which shall have no substantive significance or evidentiary effect). Each party acknowledges, represents and warrants that he or it has not relied on any representation, agreement, understanding, arrangement or commitment which has not been expressly set forth in this Agreement. Each party acknowledges, represents and warrants that this Agreement is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties. The parties specifically intend that the literal words of this Agreement shall, alone, conclusively determine all questions concerning the parties' intent.

         IN WITNESS WHEREOF, the parties have executed and delivered this Employment Agreement in San Diego, California as of the date first written above.

                                          NOVEL EXPERIMENTAL TECHNOLOGY


                                          By:



                                          DAVID E. McCARTY

Attachment:       Exhibit A (Special Arbitration Procedures)

                                    EXHIBIT A

                         SPECIAL ARBITRATION PROCEDURES

         1. ESTABLISHMENT OF FORUM. Arbitration shall be initiated by one party sending to the other a Notice of Arbitration, by registered or certified United States mail, which notice must contain a description of the dispute, the amount involved, and the remedy sought. Unless the parties agree on one arbitrator within ten days thereafter, a sole arbitrator shall be designated by the American Arbitration Association. The arbitration shall be held within 90 days after the mailing of the initiating notice, at a date, time and place in San Diego, California determined (subject to this Agreement) by the arbitrator.

         2. PRE-HEARING CONFERENCE. The arbitrator shall schedule a pre-hearing conference to reach agreement or procedural matters, arrange for the exchange of information, obtain stipulations, and attempt to narrow the issues.

         3. DISCOVERY. The parties agree to expedite the arbitration proceedings by eliminating discovery. Instead of discovery, the parties agree to the following exchange of information:

            (a) Either party can make a written demand for lists of the witnesses to be called or the actual documents to be introduced at the hearing. The demand must be received prior to the pre-hearing conference.

            (b) The lists and such documents must be served within fifteen days of the demand.

            (c) Except as expressly provided in this Item 3, no depositions, interrogatories, or document production may be taken for discovery.

         4. THE HEARING.

            (a) The parties must file briefs with the arbitrator at least three days before the hearing, specifying the facts each intends to prove and analyzing the applicable law.

            (b) The parties have the right to representation by legal counsel throughout the arbitration proceedings.

            (c) Judicial rules of evidence and procedure relating to the conduct at the hearing, examination of witnesses, and presentation of evidence do not apply. Any relevant evidence, including hearsay, shall be admitted by the arbitrator if it is the sort of evidence on which responsible persons are accustomed to rely on in the conduct of serious affairs, regardless of the admissibility of such evidence in a court of law.

            (d) Subject to the discretion of the arbitrator, both sides at the hearing may call and examine witnesses for relevant testimony, introduce relevant exhibits or other documents, cross-examine or impeach witnesses who shall have testified orally on any matter relevant to the issues, and otherwise rebut evidence.

            (e) Any party desiring a stenographic record may secure a court reporter to attend the proceedings. The requesting party must notify the other parties of the arrangements in advance of the hearing and must pay for the cost incurred.

            (f) Any party may request the oral evidence to be given under oath.

         5. THE AWARD.

            (a) The decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The arbitrator may grant any remedy or relief which is just and equitable. The arbitrator shall be empowered to award relief which is legal and/or equitable in nature, as appropriate, and in accordance with any statutory provisions.

            (b) The award must be made in writing and signed by the arbitrator. It shall contain a concise statement of the reasons in support of the decision.

            (c) The award must be mailed promptly to the parties, but no later than thirty (30) days from the closing of the hearing.

         6. FEES AND EXPENSES. Each party must pay its one-half share of the arbitrator's expenses and fees, together with other expenses of the arbitration incurred or approved by the arbitrator. Each party must pay its own attorney fees, witness fees and other expenses incurred by the party for its own benefit.

         7. SPECIAL LIMITATIONS PERIOD. EMPLOYEE shall have 15 days after receipt of notification of termination pursuant to Article 6, or knowledge of facts alleged to constitute some other breach of this Agreement, in which to submit a demand for arbitration to EMPLOYER. If EMPLOYEE fails to submit a demand for arbitration within said 15 day period, such failure shall constitute an absolute bar to EMPLOYEE's institution of any arbitration proceeding (or any other kind of proceeding or court action) thereon.

         8. CALIFORNIA ARBITRATION STATUTES. Except to the extent expressly contradicted by this Agreement, the arbitration provisions of
Section 1280 et seq. (Part 3, Title 9) (with the exception of Section 1283.05) of the California Code of Civil Procedure shall be fully applicable to this Agreement. For purposes of California Code of Civil Procedure Section 1281.8 (relating to court issuance of provisional remedies), the parties agree that in any controversy, claim or dispute involving the protection of any intellectual property, it shall be conclusively presumed, if a party is otherwise entitled to have a court issue a provisional remedy, that the arbitration award to which the party may be entitled may be rendered ineffectual without such provisional remedy.

         Except for applications or other procedures to obtain provisional relief from a court as contemplated by California Code of Civil Procedure
Section 1281.8 or any equivalent statute, if any controversy, claim or dispute within the scope of Article 7 becomes the subject of a judicial action and, despite the other party's request for arbitration, for any reason remains the subject of a judicial action, all decisions of fact and law shall be determined by reference pursuant to Section 638 et seq. (Part 2, Title 8, Chapter 6) of the California Code of Civil Procedure. The parties shall designate to the court as referee a person determined by the parties in accordance with the provisions established for the selection of an arbitrator pursuant to this Agreement; but if an arbitrator is already selected pursuant to this Agreement the reference shall be to such arbitrator.